Exhibit 10.19

SECOND AMENDMENT

TERRITORIAL SAVINGS BANK

EXECUTIVE INCENTIVE COMPENSATION PLAN

WHEREAS, Territorial Savings Bank (the “Bank”) maintains an annual cash bonus plan known as the Executive Incentive Compensation Plan (the “EICP”); and

WHEREAS, at its joint meeting on December 29, 2009, the Compensation Committee (the “Committee”) of the Bank and the Board of Directors (the “Board”) of the Bank reviewed the 2010 Market Analysis dated December 18, 2009 prepared by Amalfi Consulting, LLC and other materials and agreed to amend the EICP to increase the long term component to 44%, effective for 2010 performance, which raises the total bonus opportunity to 100% of salary for the top three executive officers; and

WHEREAS, the Committee and the Board also wish to amend the EICP to add two new goals under the category of “Non-Financial Goals” for 2010, each weighted at 10.5%, for a total bonus opportunity of 21% of base salary for this component of the EICP; and

WHEREAS, the EICP provides that the Committee and the Board must approve any changes to the EICP, and the Committee and the Board have approved the changes to the EICP as set forth here at the joint meeting on December 29, 2009;

NOW THEREFORE, the EICP is hereby amended as follows:

1. The following is added to the end of the Section entitled “Non-Financial Goals:”

Effective January 1, 2010, the following two non-financial goals shall apply for 2010 performance. Each goal is weighted at 10.5%, for a total bonus opportunity of 21% of base salary for the non-financial goal component.

1. Completing the actions for 2010 as outlined in the August 2007 Interest Rate Risk Reduction Plan.

2. Conducting the testing of controls by year-end 2010 as required by the Sarbanes-Oxley Act.

2. The following is added to the end of the Section entitled, “Long Term Performance:” “Notwithstanding the preceding, effective January 1, 2010, up to 44% of the executive’s award is based on the long term performance of the Bank.”

IN WITNESS WHEREOF, the Bank has adopted this Second Amendment.

TERRITORIAL SAVINGS BANK

By:
Date		Chairman of the Compensation Committee